Exhibit 4.2

AGREED FORM

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER OF SUCH SECURITIES; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER MAY HAVE TO FURNISH TO THE ISSUER OF SUCH SECURITIES AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO SUCH ISSUER, TO SUCH EFFECT; (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE U.S. SECURITIES ACT; OR (F) AS PERMITTED HEREIN.

Original Issue Date: [●], 2023

Warrant Certificate Number:	Number of Shares: [●]

COMMON STOCK WARRANT

For the Purchase of up to [●] Shares of Common Stock

of

GLOBAL CROSSING AIRLINES GROUP INC.

This Warrant (this “Warrant”) is issued to [●], a [●](together with its registered assigns, the “Holder”) by Global Crossing Airlines Group Inc., a Delaware corporation (the “Company”), pursuant to that certain Subscription Agreement, dated as of [●], 2023, by and among the Company and the Holder (the “Subscription Agreement”).

1.    Warrant. Subject to the terms and conditions herein, the Holder is entitled, at any time from the date hereof (the “Effective Date”), until 5:00 p.m., Eastern time on June 30, 2030 (the “Expiration Date”), to exercise this Warrant, in whole or in part, and subscribe for and purchase up to [●] shares of common stock of the Company, par value $0.001 per share (the “Shares”), as such number of Shares may be adjusted from time to time in accordance with the terms hereof. Notwithstanding anything to the contrary herein, (a) if the Expiration Date is not a Business Day (as defined below), then this Warrant may be exercised on the next Business Day immediately following the Expiration Date in accordance with the terms hereof, and (b) subject to the terms and conditions of Section 2.7, the Expiration Date shall automatically be extended until such date as provided for in Section 2.7. During the period beginning from the Effective Date and ending on the Expiration Date, the Company agrees not to take any action that would terminate this Warrant. The exercise price for each Share shall be equal to $[●] (as adjusted from time to time in accordance with the terms hereof, the “Exercise Price”).

2.    Exercise and Exchange.

2.1    Method of Exercise. Subject to Section 2.2, in order to exercise this Warrant, the notice of exercise attached hereto as Exhibit A (the “Notice of Exercise”) must be duly executed and completed and delivered to the Company at its principal office, together with this Warrant, and the payment of an amount equal to the aggregate Exercise Price for the number of Shares being purchased in cash by wire transfer of immediately available funds to an account designated by the Company, or by certified check or official bank check, or, with the prior consent of the Company, by the cancellation of indebtedness of the Company to Holder (or by any combination of the foregoing). If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2    Exchange. In lieu of exercising this Warrant in accordance with Section 2.1, the Holder may elect to exchange this Warrant (or the portion thereof being exercised) for Shares with a value equal to the value of this Warrant by surrender of this Warrant, together with a completed and duly executed Notice of Exercise (indicating the Holder’s election to exercise this Warrant by means of an exchange pursuant to this Section 2.2) to the Company at its principal office, in which event the Company shall, in exchange, issue to the Holder a number of Shares, computed using the following formula:

(P x Y)(A - B)
X =	A

Where:

X =	the number of Shares to be issued to the Holder for the portion of this Warrant being exercised

P =	the percentage of this Warrant being exercised

Y =	the total number of Shares purchasable upon exercise of this Warrant in full (as adjusted to the exercise date)

A =	the Fair Market Value of one Share as of the exercise date, as determined in accordance with this Section 2.2

B =	the Exercise Price (as adjusted to the exercise date)

As used herein, the “Fair Market Value” of one Share means, as of any particular date: (a) (i) the volume weighted average sales prices of the Shares for such day on the primary U.S. securities exchange on which the Shares may at the time be listed; or (ii) if the Shares are not listed on a U.S. securities exchange, but the Shares are traded on a securities exchange in Canada, the volume weighted average sales prices of the Shares for such day on the primary Canadian securities exchanges on which the Shares may at the time be listed, with such price converted into United States dollars (rounded to four decimal places) using the average rate Canadian/US dollar exchange rate reported by the Bank of Canada on the Business Day immediately prior to the day as of which the “Fair Market Value” is being determined (the “CAD/US Exchange Rate”); (b) if there have been no sales of the Shares on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Shares on such U.S. securities exchange at the end of such day (or, if the Shares are not listed on a U.S. securities exchange, the average of the highest bid and lowest asked prices for the Shares on such Canadian securities exchange, with such price converted into United States dollars using the CAD/US Exchange Rate); (c) if on any such day the Shares are not listed on a U.S. securities exchange or Canadian securities exchange, the closing sales price of the Shares as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Shares on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Shares quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days, ending on the Business Day immediately prior to the day as of which the “Fair Market Value” is being determined; provided, that if the Shares are listed on any U.S. securities exchange or Canadian securities exchange, the term “Business Day” as used in this sentence means the Business Days on which such exchange is open for trading. If at any time the Shares are not listed on any U.S. securities exchange or Canadian securities exchange, or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of one Share shall be the fair market value per share as determined jointly by the Board (as defined below) and the Holder; provided, that, if the Board and the Holder are unable to agree on the fair market value per share of the Shares within a reasonable period of time (not to exceed ten (10) Business Days), such fair market value shall be determined by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board and the Holder (the “Firm”). The determination of such Firm shall be final and conclusive, and the fees and expenses of such Firm shall be borne by the Company.

2.3    Deemed Exchange. In the event that, upon the Expiration Date, the Fair Market Value of one Share as determined in accordance with Section 2.2 is greater than the Exercise Price in effect on such date, then, unless otherwise elected (in writing) by the Holder prior to the Expiration Date, this Warrant shall automatically be deemed, on and as of the Expiration Date, to be exchanged pursuant to Section 2.2 as to all Shares for which it shall not previously have been exercised.

2.4    Certain Representations and Agreements. With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees:

2.4.1    Valid Issuance. This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued. All

Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

2.4.2    Compliance. The Company shall ensure that this Warrant and the Shares issuable upon exercise thereof are issued without violation by the Company of (i) its organizational and governance documents, (ii) any applicable law or governmental regulation, or (iii) any requirements of any securities exchange upon which the Shares may be listed at the time of such exercise.

2.4.3    Taxes. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed on the Company with respect to, the issuance or delivery of Shares upon exercise or exchange of this Warrant.

2.5    Legend. Each certificate for the securities purchased under this Warrant shall bear a legend as follows, unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER OF SUCH SECURITIES; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER MAY HAVE TO FURNISH TO THE ISSUER OF SUCH SECURITIES AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO SUCH ISSUER, TO SUCH EFFECT; (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE U.S. SECURITIES ACT; OR (F) AS PERMITTED HEREIN.”

2.6    Exercise Limitation. Notwithstanding anything to the contrary contained in this Warrant, but subject to Section 2.7, this Warrant shall not be exercisable or exchangeable by the Holder pursuant to Section 2.1, Section 2.2 or Section 2.3, and the Company shall not effect any exercise or exchange of this Warrant or otherwise issue any Shares pursuant hereto, to the extent (but only to the extent) that, after giving effect to such exercise, the Holder, and persons or companies, acting in concert with the holder by virtue of an agreement, arrangement, commitment or understanding (“Affiliates”), would beneficially own in excess of 19.99% (the “Maximum Percentage”) of the issued and outstanding voting securities of the Company after such exercise. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its Affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its Affiliates) shall, subject to the Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant or to issue Shares pursuant to this Section 2.6 shall have any effect on the applicability of the provisions of this Section 2.6 with respect to any subsequent determination of convertibility. For purposes of this Section 2.6, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with the Securities Exchange Act of 1934; provided, however, that the Holder’s and its Affiliates’ beneficial ownership of the issued and outstanding voting securities of the Company shall not include (a) any Shares relating to any then-outstanding Warrants that have not been or are not being exercised at the date of calculation, and (b) any Shares relating to any other securities which are convertible into or exercisable for Shares that have not been or are not being converted or exercised at the date of calculation. The limitations contained in this Section 2.6 shall apply to a successor holder of this Warrant. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm in writing to the Holder (i) the aggregate number of issued and outstanding voting securities of the Company, and (ii) the aggregate number of issued and outstanding voting securities held by Holder and its Affiliates, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Shares, including, without limitation, pursuant to this Warrant. As used herein, “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated by law to close.

2.7    Subsequent Delivery of Shares. If a proposed exercise or exchange of this Warrant cannot be completed as a result of Section 2.6, then the Company’s obligation to issue and deliver the Shares upon such proposed exercise shall not be extinguished, and (a) the Company shall issue and deliver the maximum number of Shares upon such proposed exercise as is permitted under Section 2.6, and (b) as to any additional Shares that are not issued and delivered as provided in clause (a), (i) the Company shall use commercially reasonable efforts to obtain all necessary shareholder approvals and, as applicable, any registrations, qualifications or exemptions required for issuance under the Act and applicable state securities laws, and deliver such Shares as soon thereafter as reasonably practicable, and (ii) notwithstanding anything to the contrary herein, the Expiration Date shall automatically be extended until such date as such Shares are actually issued and delivered to the Holder.

2.8    Delivery Mechanics. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, the Shares so purchased shall be delivered to the Holder within two (2) Business Days after such exercise by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system, if the Company is then a participant in such system, and either (A) there is an effective registration statement permitting the issuance of the Shares to or resale of the Shares by the Holder or (B) the Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 under the Act (assuming cashless exchange of the Warrant), and otherwise by physical delivery of a certificate or direct registration system statement, registered in the Company’s share register in the name of the Holder or its designee, for the number of Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise. The Holder shall for all purposes be deemed to have become the holder of record of such Shares on the date this Warrant was exercised, irrespective of the date of delivery of the certificate or certificates representing the Shares. The Company shall also use commercial reasonable efforts to (a) cause all Shares issuable upon exercise of this Warrant to be listed on all U.S. securities exchanges or Canadian securities exchanges (or, if applicable, on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association) on which the Shares may then be listed or quoted, (b) make any required filings under the Act, the regulations thereunder or applicable law.

3.    Transfer.

3.1    General Restrictions. In order to make any permitted assignment or transfer of this Warrant and the Shares to be issued upon exercise hereof, the Holder must deliver to the Company the notice of assignment attached hereto as Exhibit B (the “Notice of Assignment”), duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. Upon receipt of such Notice of Assignment, the Company shall within five (5) Business Days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment. No assignment or transfer of this Warrant and the Shares to be issued upon exercise hereof, or any beneficial interest therein, will be permitted to any Competitor (as defined in that certain Indenture, dated as of [●], 2023, by and among the Company, the Guarantor parties thereto, and U.S. Bank Trust Company, National Association.

3.2    Compliance with the Securities Act. This Warrant and the Shares issuable upon exercise thereof may be freely sold, assigned, disposed of or otherwise transferred, subject to the restrictions set forth in Section 3.1 and this Section 3.2 and compliance with the Act and applicable state securities laws. The Holder agrees that (a) any such sale, assignment, disposition or transfer of this Warrant and the Shares issuable upon exercise thereof shall be in compliance with the Act and applicable state securities laws, and (b) if requested by the Company, the Holder shall provide the Company, at the Company’s expense, with an opinion of counsel, in a form and substance reasonably satisfactory to the Company, that such sale, assignment, disposition or transfer is in compliance with the Act and applicable state securities laws.

4.    New Warrants to be Issued.

4.1    Partial Exercise or Transfer. Subject to the restrictions in Section 2.6 and Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed Notice of Exercise or Notice of Assignment (as applicable) and funds sufficient to pay any Exercise Price if exercised pursuant to Section 2.1, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

4.2    Lost Certificate. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.    Adjustments.

5.1    Adjustments to Exercise Price and Number of Shares. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as hereinafter set forth; provided, that, (a) no single event shall cause an adjustment under more than one subsection of this Section 5 so as to result in duplication, (b) any adjustments pursuant to this Section 5 shall be made successively whenever an event referred to herein shall occur, and (c) if an adjustment in the Exercise Price made hereunder would reduce the Exercise Price to an amount below the par value of the Shares, then such adjustment in the Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Shares:

5.1.1    Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall at any time (a) declare, order, pay or make a dividend or distribution on its shares of common stock in Shares, (b) split, subdivide or reclassify the outstanding Shares into a greater number of Shares, or (c) combine or reclassify the outstanding Shares into a smaller number of Shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted so that the Holder immediately after such record date or effective date, as the case may be, shall be entitled to purchase the number of Shares which such Holder would have owned or been entitled to receive in respect of the Shares subject to this Warrant had this Warrant been exercised in full immediately prior to such record date or effective date, as the case may be. In the event of such adjustment, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be immediately adjusted to the number obtained by dividing (x) the product of (i) the number of Shares issuable upon the exercise of this Warrant in full before the adjustment determined pursuant to the immediately preceding sentence, and (ii) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, subdivision, combination or reclassification giving rise to such adjustment, by (y) the new number of Shares issuable upon exercise of the Warrant in full determined pursuant to the immediately preceding sentence.

5.1.2    Other Distributions.

i.    If the Company shall fix a record date for the making of a (A) non-cash dividend on its Shares, or (B) other distribution on its Shares other than in cash, in each case, whether in other securities of the Company (including rights), evidences of indebtedness of the Company or any other person or any other property (including securities or evidences of indebtedness of a subsidiary), or any combination thereof, excluding dividends or distributions subject to adjustment pursuant to Section 5.1.1, then the number of Shares issuable upon exercise of this Warrant in full shall be increased by multiplying such number of Shares by a fraction, the numerator of which is the Fair Market Value of one Share on such record date, and the denominator of which is the Fair Market Value of one Share on such record date less the Distribution Fair Market Value (as defined below) of the securities and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one Share (in each case as of the record date of such dividend or distribution); such adjustment shall take effect on the record date for such dividend or distribution. In the event of such adjustment, the Exercise Price shall immediately be decreased by multiplying such Exercise Price by a fraction, the numerator of which is the number of Shares issuable upon the exercise of this Warrant in full immediately prior to such adjustment, and the denominator of which is the new number of Shares issuable upon exercise of this Warrant determined in accordance with the immediately preceding sentence. Notwithstanding the foregoing, in the event that the Distribution Fair Market Value of the securities and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one Share (in each case as of the record date of such dividend or distribution) is equal to or greater than the Fair Market Value of one Share on such record date, then proper provision shall be made such that upon exercise of this Warrant, the Holder shall receive, in addition to the applicable Shares, the amount and kind of such securities and/or any other property such Holder would have received had such Holder exercised this Warrant immediately prior to such record date.

ii.    If the Company shall fix a record date for the making of a cash dividend on its Shares, the Exercise Price in effect prior thereto shall be reduced immediately thereafter by the per share amount of such cash dividend.

iii.    As used herein, “Distribution Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the board of directors of the Company (the “Board”) in good faith, evidenced by a certified resolution of the fair market value from the Board delivered as promptly as practicable to the Holder. For the avoidance of doubt, the Distribution Fair Market Value of cash shall be the amount of such cash.

5.1.3    Business Combinations. In case of any Business Combination (as defined below) or reclassification of Shares (other than a reclassification of Shares subject to adjustment pursuant to Section 5.1.1), notwithstanding anything to the contrary contained herein, (i) the Company shall notify the Holder in writing of such Business Combination or reclassification as promptly as practicable (but in no event later than ten (10) Business Days prior to the effectiveness thereof), and (ii) the Holder’s right to receive Shares upon exercise of this Warrant shall be converted, effective upon the occurrence of such Business Combination or reclassification, into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) that the Shares issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant in full immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if applicable, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant upon and following the adjustment pursuant to this paragraph, if the holders of Shares have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make the same election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Holder will receive upon exercise of this Warrant. As used herein,

“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction (which may include a reclassification) involving the Company.

5.1.4    Certain Repurchases of Shares. In case the Company effects a pro rata repurchase of Shares, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such pro rata repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of Shares outstanding immediately prior to such pro rata repurchase and (y) the Fair Market Value of one Share on the Business Day immediately preceding the effective date of such pro rata repurchase, minus (ii) the aggregate purchase price of the pro rata repurchase, and of which the denominator shall be the product of (x) the number of Shares outstanding immediately prior to such pro rata repurchase minus the number of Shares so repurchased and (y) the Fair Market Value of one Share on the Business Day immediately preceding the effective date of such pro rata repurchase. In such event, the number of Shares issuable upon the exercise of this Warrant in full shall be increased to the number obtained by dividing (i) the product of (x) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (y) the Exercise Price in effect immediately prior to the pro rata repurchase giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence.

5.1.5    Changes in Form of Warrant. Subject to Section 5.2, this Warrant may (but need not) be amended or modified because of any adjustment to the Exercise Price or the number of Shares issuable upon exercise of this Warrant pursuant to this Section 5.1. The acceptance by any Holder of the issuance of a new Warrant reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Effective Date or the computation thereof.

5.1.6    Statement of Adjustment. Whenever the Exercise Price or the Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 5.1, the Company shall forthwith prepare a statement showing in reasonable detail the facts or events requiring such adjustment and the Exercise Price that shall be in effect and the Shares into which this Warrant shall be exercisable after such adjustment, and cause a copy of such statement to be delivered to the Holder as promptly as practicable, and such statement shall be certified as being true and accurate by the Company’s Chief Financial Officer.

5.1.7    Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Shares to be issued upon exercise of this Warrant, the Company shall promptly issue to the Holder the number of Shares that are not disputed and resolve such dispute in accordance with Section 8.6.

5.2    Substitute Warrant. In case of any Business Combination or reclassification of Shares (other than a reclassification of Shares subject to adjustment pursuant to Section 5.1.1), the successor or surviving entity of such Business Combination or reclassification of Shares shall execute and deliver to the Holder a supplemental Warrant containing the rights set forth in Section 5.1.3. Such supplemental Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 5. The above provisions of this Section 5 shall similarly apply to successive Business Combinations or reclassification of Shares.

5.3    Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of this Warrant, nor shall it be required to issue scrip representing any fractional interests. In lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

6.    Reservation and Preemptive Rights.

6.1    Reservation. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of this Warrant, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, in accordance with the terms hereof, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder.

6.2    Preemptive Right. From the Effective Date until the earlier of (a) the Expiration Date, and (b) the date that this Warrant has been exercised in full, in the event of any sale, distribution or issuance by the Company (other than an Excluded Issuance) of (i) any capital stock of the Company, or (ii) any securities convertible into or exercisable for capital stock of the Company (collectively, the “New Securities”), the Holder shall have the right (but not the obligation) to purchase and subscribe for its pro rata share of such New Securities, on the same terms and conditions (including as to purchase or exercise price) that such New Securities are sold, distributed or issued to other persons or entities. The Holder’s pro rata share of such New Securities shall be a fraction (expressed as a percentage), the numerator of which is the aggregate number of shares of capital stock of the Company (assuming the full conversion and full exercise of all securities convertible into or exercisable for shares of capital stock of the Company, without regard to any conversion or exercise limitations, including the conversion or exercise price) held by the Holder and its affiliates immediately prior to the sale, distribution or issuance of such New Securities (but excluding, for this purpose, any shares of capital stock of the Company that the Holder and its affiliates have acquired from unaffiliated third parties through (x) the U.S. securities exchange or Canadian securities exchange on which such capital stock may at the time be listed, or (y) the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on which such capital stock may at the time be quoted), and the denominator of which is the aggregate number of shares of capital stock of the Company (assuming the full conversion and full exercise of all securities convertible into or exercisable for shares of capital stock of the Company, without regard to any conversion or exercise limitations, including the conversion or exercise price, but excluding any shares of capital stock of the Company that are issuable pursuant to the conversion or exercise of an Excluded Issuance) that are issued and outstanding immediately prior to the sale, distribution or issuance of such New Securities. As used herein an “Excluded Issuance” means the issuance of New Securities in connection with (A) an incentive plan, restricted share unit plan, performance share unit plan, employee share purchase plan, employee stock option agreement, long-term incentive plan, profit sharing plan, employee benefit plan or any similar arrangement entered into by the Company or any of its subsidiaries and approved by the Board; or (B) securities existing as of the Effective Date that are convertible into or exercisable for capital stock of the Company.

7.    Certain Notice Requirements.

7.1    Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder, by virtue of holding this Warrant (and not the underlying Shares to be issued upon exercise thereof), the right to vote or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the Expiration Date, any of the events described in Section 7.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

7.2    Events Requiring Notice. The Company shall be required to give the notice described in this Section 6.2 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company or a sale of all or substantially all of its property, assets and business shall be proposed.

7.3    Transmittal of Notices. Any notice required or permitted to be given to the Company or the Holder will be in writing and shall be given in person, by registered or certified mail (postage prepaid, return receipt requested), by email transmission (return receipt requested), or by overnight courier service, in each case, to the address of the party set forth below or such other address as such party may specify by notice in writing to the other party, and any such notice will be deemed to have been given and received by the party to whom it was addressed if mailed, on the third day following the mailing thereof, if by email transmission, on the date sent, or, if delivered in person or by overnight courier service, on delivery if sent or delivered during normal business hours of the recipient, and on the next business day if sent or delivered after normal business hours of the recipient:

7.3.1    (i) if to the Holder, to:

[●]

c/o Axar Capital Management LP

402 W 13th Street

Floor 5

New York, NY 10014

Attention: Andrew Axelrod

Email: aaxelrod@axarcapital.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention: Brien Wassner and Joshua Thompson

Email: bwassner@sidley.com and jthompson@sidley.com

7.3.2    (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

Global Crossing Airlines Group

Bldg. 5A, Miami Int’l Airport, 4th Floor.

4200 NW 36th Street, Miami, FL, 33166

Attention: Ryan Goepel, EVP/Chief Financial Officer

Email: ryan.goepel@globalxair.com

8.    Miscellaneous.

8.1    Currency. All dollar amounts referred to in this Warrant are in United States dollars.

8.2    Amendments. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.3    Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

8.4    Entire Agreement. This Warrant (together with the Subscription Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8.5    Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

8.6    Governing Law; Submission to Jurisdiction; Trial by Jury. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof. Each of the parties hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the federal and state courts sitting in the State of Delaware, for adjudication of any dispute arising hereunder, the transactions contemplated hereby, or the agreements entered into in connection herewith. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7.3 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby.

8.7    Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties so waiving; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

8.8    Execution in Counterparts. This Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

8.9    Electronic Signature. This Warrant may be electronically signed (a) by the Holder, and (b) on behalf of the Company by the Authorized Signing Officer of the Company, and in each case, such electronic signature shall be deemed an original signature.

8.10    Severability. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

8.11    Specific Performance. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Warrant in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties hereto shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Warrant and to enforce specifically the terms and provisions hereof in the courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Warrant, and this right of specific enforcement is an integral part of the terms of this Warrant. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties acknowledge and agree that any party shall not be required to provide any bond or other security in connection with its pursuit of an injunction or injunctions to prevent breaches of this Warrant and to enforce specifically the terms and provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

COMPANY:

GLOBAL CROSSING AIRLINES GROUP INC.

By:
Name:
Title:

AGREED AND ACCEPTED BY:

HOLDER:

[●]

By:
Name:
Title:

EXHIBIT A

Notice of Exercise

Date:                 , 20

The undersigned hereby elects irrevocably to exercise the attached Warrant [in whole][in part] and purchase                shares of common stock, par value $0.001 per share (the “Shares”), of Global Crossing Airlines Group Inc., a Delaware corporation (the “Company”).

Method of Exercise:

☐

The undersigned elects to exercise the attached Warrant by means of a cash payment pursuant to the terms of Section 2.1 of such Warrant and hereby makes an aggregate payment of $         (at the rate of $         per Share) in payment of the Exercise Price pursuant thereto.

☐	The undersigned elects to exercise the attached Warrant by means of the exchange provisions set forth in Section 2.2 of such Warrant.

Please issue the Shares as to which the Warrant is exercised in accordance with the instructions given below and, if applicable, a new Warrant representing the number of Shares for which this Warrant has not been exercised.

Signature

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in Block Letters)

Address:

Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

EXHIBIT B

Notice of Assignment

FOR VALUE RECEIVED,                     does hereby sell, assign and transfer unto                     the right to purchase                 shares of common stock, par value $0.001 per share, of Global Crossing Airlines Group Inc., a Delaware corporation (the “Company”), evidenced by the Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: , 20

Signature

19